Exhibit 99.1

Helbiz Signs Letter of Intent to Acquire Wheels

The two micro-mobility companies will look to combine their businesses, streamline processes, and drive the combined business to profitability. Transaction to be completed in a primarily all-stock deal.

NEW YORK, June 21, 2022--(BUSINESS WIRE)--Helbiz, Inc. (Nasdaq: HLBZ), a leader in micro-mobility and the first in its industry to be publicly listed on Nasdaq, today announced that they signed a letter of intent to acquire Wheels, a leading last-mile, shared electric mobility platform using proprietary vehicles with integrated helmet technology. The acquisition is subject to standard closing conditions and is expected to close by year-end.

"The shared vision and purpose of Helbiz and Wheels makes this combination a perfect match," said Helbiz CEO and Founder Salvatore Palella. "Both companies began with the goal of changing how people move through their communities while lessening their dependence on climate-harming transportation options. We’re excited to join forces with the talented team at Wheels and introduce our respective riders to a further range of transportation options." (Photo: Business Wire)

"The shared vision and purpose of Helbiz and Wheels makes this combination a perfect match," said Helbiz CEO and Founder Salvatore Palella. "Both companies began with the goal of changing how people move through their communities while lessening their dependence on climate-harming transportation options. We’re excited to join forces with the talented team at Wheels and introduce our respective riders to a further range of transportation options.

"From a strategic perspective, this acquisition is expected to double revenue, expand the cities served, enhance margins, and reduce costs," he said. "Our focus is to adapt and grow with profitability at the core of every decision. This acquisition makes us even more confident in our ability to achieve that goal in the next 18 months. Our customers are utilizing cutting edge technology to make their lives easier and they are educating their communities through adoption. In the same vein, our goal is to demonstrate to the capital markets that the micro-mobility model is sustainable through data driven, highly focused, and tightly controlled expenditures."

Helbiz currently has 50 licenses to offer micro-mobility vehicles across the United States and Italy, utilizing a diverse fleet of e-scooters, e-bikes, and e-mopeds available for rent via the Helbiz app.

The Wheels model, from its vehicle type to the business model, presents a new way of thinking about micro-mobility. Wheels has eight thousand vehicles deployed across major U.S. markets, including New York City, Honolulu, and Austin. Wheels is the only operator across the four permitted markets of metropolitan Los Angeles (L.A., Santa Monica, West Hollywood, and Culver City). In total, Wheels operates in twelve cities and four universities across the United States. The company’s mix of business includes shared mobility, a subscription business, and a B2B operation — partnering with businesses to provide their employees and patrons with a vehicle as a benefit.

"Our businesses are complementary in really powerful ways," said Marco McCottry, CEO of Wheels. "There is minimal overlap of city permits, and we believe the combination of our businesses can create a uniquely diversified mobility offering that generates compelling synergies across a large footprint. Helbiz’s shared vision of safety and accessibility matches ours and will be a significant element of the foundation of this venture into the future."

The Wheels vehicle is unique in the industry as a sit down, two-wheeled device with patented technology for its integrated helmet. It pioneered swappable battery technology which keeps vehicles on the streets longer and can drive strong margins. This form factor is more accessible to those who may not prefer or cannot ride stand up scooters, which expands the market for micro-mobility transportation. Wheels vehicles have been well-received by municipalities, universities, and enterprise partners looking for alternatives to the traditional micro-mobility offerings of scooters or bikes.

Wheels was founded in 2018 and is led by veterans of the micro-mobility and shared transportation industries including Zipcar, Bird and Uber.

"The next phase of the micro-mobility industry will be about the right teams, products and partner ecosystems all coming together coupled with tight operational excellence to enable profitable growth," said Wheels board chair and Chief Commercial Officer of Nutanix, Tarkan Maner. "This combination of a uniquely differentiated vehicle platform, cloud-based software, and talent positions us for market leadership in the short and long term around additional and larger geographic and vertical markets via focused innovation and operational efficiencies."

"Wheels joining the Helbiz team is an ideal pairing," said Wheels board member and General Partner of Tenaya Capital, Ben Boyer. "The combined business should have a clear path to profitability and help define the future of micro-mobility."

About Helbiz

Helbiz is a global leader in micro-mobility services. Launched in 2015 and headquartered in New York City, the company offers a diverse fleet of vehicles including e-scooters, e-bicycles and e-mopeds all on one convenient, user-friendly platform with over 50 licenses in cities around the world. Helbiz utilizes a customized, proprietary fleet management technology, artificial intelligence and environmental mapping to optimize operations and business sustainability. Helbiz is expanding its urban lifestyle products and services to include live streaming services, food delivery and more, all accessible within its mobile app. For additional information, please visit www.helbiz.com.

About Wheels

Wheels is a last-mile, shared electric mobility platform whose seated form factor changes the landscape in dockless mobility. In addition to being seated, Wheels devices have a low center of gravity and 14-inch wheels to help navigate uneven pavement surfaces. Wheels has launched a first-of-its-kind integrated helmet system that can give riders physical access to a shareable helmet with every ride they take. Because of its unique design, Wheels devices have a broad appeal, with half of its riders being women and one-third being over 35. Wheels is headquartered in West Hollywood, California. Learn more at www.takewheels.com.

Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements'' within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward looking statements. Due to known and unknown risks, actual results may differ materially from the Company’s expectations or projections. The following factors, among others, could cause actual results to differ materially from those described in these forward-looking statements: (i) the failure to meet projected development and production targets; (ii) changes in applicable laws or regulations;(iii) the affect of the COVID-19 pandemic on the Company and its current or intended markets; and (iv) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in other reports and other public filings with the Securities and Exchange Commission (the "SEC") by the Company. Additional information concerning these and other factors that may impact the Company’s expectations and projections can be found in its periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The Company’s SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statement made by us in this press release is based only on information currently available to Helbiz and speaks only as of the date on which it is made. Helbiz undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

View source version on businesswire.com: https://www.businesswire.com/news/home/20220621005324/en/

Contacts

For media inquiries:

Matt Rosenberg

Head of Communications, NA

press@helbiz.com

+1 (646) 726-2146

For investor inquiries:

Gary Dvorchak, CFA The

Blueshirt Group

gary@blueshirtgroup.com

+1 (323) 240-5796